FORM OF RESTRICTED STOCK UNIT AGREEMENT

g8wave Holdings, Inc.
2007 Equity Incentive Plan

g8wave Holdings, Inc. (the “Company”) hereby awards to the Awardee, and the Awardee hereby accepts, the Number of Stock Units set for below (the “Stock Units”) pursuant to the Company’s 2007 Equity Incentive Plan (the “Plan”) and upon the terms and conditions below. A copy of the Plan is attached hereto and is incorporated herein in its entirety by reference.

1.	Identifying Provisions. As used in this Agreement, the following terms shall have the following respective meanings:

(a)	Awardee:

(b)	Date of Award:

(c)	Number of Stock Units:

2.
Vesting Schedule. Subject to the provisions below, on each date set forth below the Number of Stock Units indicated for each date shall become vested (i.e. nonforfeitable), provided that the Awardee is employed by or performing other services for the Company on that date:

	Date:	Number of Stock Units Vesting on Date:

(a)

(b)

(c)

(d)

3.
Forfeiture. In the event that the Awardee’s employment or other service relationship with the Company terminates before all of the Stock Units have become vested (except to the extent provided in the Plan or otherwise provided herein), all unvested Stock Units will be forfeited to the Company automatically and without notice or payment to the Awardee on the date the Awardee’s employment or other service relationship is so terminated.

4.
Stock Units. Each Stock Unit represents the right to receive, upon vesting of the Stock Unit, without the payment of additional consideration, one (1) share of the Common Stock, par value $.001 per share, of the Company (the “Shares”). Except as otherwise set forth herein, Stock Units shall not be transferred, assigned, pledged or otherwise encumbered. Any attempt at any transfer, assignment, pledge, or other disposition shall be null and void and without effect and shall cause the immediate forfeiture of all Stock Units. Following such forfeiture, the Awardee shall have no further rights with respect to such forfeited Stock Units.

5.
Delivery of Certificates. Promptly following the vesting of any Stock Units, the Company shall deliver stock certificate(s) representing the Shares underlying such Stock Units to the Awardee or the person or persons to whom rights under this Agreement shall have passed by bequest or inheritance, as the case may be. Absent willful misconduct by the Company, it shall be exempted from any responsibility or liability for any delivery or delay in delivery pursuant to this Agreement and for any other act or omission.

6.
Rights in Shares Before Issuance and Delivery. No person shall be entitled to the privileges of stock ownership in respect of any Shares underlying Stock Units unless and until the Shares have been issued to such person as fully paid Shares.

7.
Taxes, Brokerage Fees & Commissions. The parties hereto recognize that the Company will be obligated to withhold federal, state and local income taxes and social security taxes to the extent that the Awardee realizes ordinary income in connection with the vesting of the Stock Units. Any and all taxes, and any brokerage fees or commissions in connection with the sale of any Shares received upon the vesting of Stock Units are the responsibility of the Awardee. The Awardee shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with the vesting of the Stock Units no later than the date of vesting. Such payment shall be made in cash or cash equivalent. If the Awardee does not make such payment of taxes, the Awardee agrees that the Company or a subsidiary or an affiliate of the Company may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Awardee.

8.
No Right of Employment. The Awardee acknowledges and agrees that nothing herein or in the Plan, nor any of the rights awarded hereunder or thereunder to Awardee, shall be construed to (a) give Awardee the right to be or remain employed by the Company or to receive employee benefits, or (b) in any manner restrict the right of the Company to modify, amend or terminate any of its employee benefit plans.

9.
Treatment of Stock Units and/or Shares. Any and all awards or deliveries of Stock Units or Shares hereunder shall constitute special incentive payments to the Awardee and shall not be taken into account in computing the amount of salary or compensation of the Awardee for the purpose of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance, 401(k) or other employee benefit plan of the Company, or any of its affiliates, or (b) any agreement between the Company or any of its affiliates, on the one hand, and the Awardee on the other hand, except as such plan or agreement shall otherwise expressly provide.

10.
The Plan. This Agreement is subject to, and the Awardee agrees to be bound by, all of the terms and conditions of the Plan under which the Stock Units were awarded, as the same may be amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Board of the Company (or any Committee thereof) has final authority to interpret and construe the Plan and this Agreement, and is authorized to adopt rules and regulations for carrying out the Plan.

11.	Laws Applicable to Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

12.
Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to the Stock Units awarded hereunder, and all other matters contained herein. This Agreement supersedes and replaces any and all prior oral or written agreements with respect to the subject matter hereof. This Agreement may be amended, and any provision hereof waived, only in a writing signed by the party against whom such amendment or waiver is sought to be enforced. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion. If there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

IN WITNESS WHEREOF, the Company has executed this Restricted Stock Unit Agreement on ______________, 20__.

g8wave Holdings, Inc.

By:

By signing this Agreement below, the Awardee hereby acknowledges that he/she has read, understands and accepts this Agreement and agrees to all of the terms and conditions set forth herein and set forth in the g8wave Holdings, Inc. 2007 Equity Incentive Plan.

____________________________
Awardee Signature

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